Exhibit 10.112

Contract for a seasonal credit as a supplement to the loan agreement no. XXX of 18 August 2006 as well as letter to MEADE Instruments Europe GmbH & Co. KG of 19 March 2008

between

MEADE Instruments Europe GmbH & Co. KG,

Gutenbergstr. 2

46414 Rhede

hereinafter referred to as “Borrower”

and

VR-Bank Westmünsterland eG,

Kupferstraße 28, 48653 Coesfeld

hereinafter referred to as “Bank”

Amount of credit

The Borrower shall receive from the Bank for account no. XXX an additional seasonal credit

of                         € 7,000,000.00

Total amount of credit is thus	€ 7,500,000.00;	thereof
	€ 500,000.00;	until further notice
	€ 7,000,000.00;	from 1 October 2008 to 28 February 2009

Intended use

The seasonal credit is for the purpose of financing inventory.

The seasonal credit can be borrowed as an overdraft facility and/or as a loan based on a time deposit and/or as letter of credit.

The Borrower shall pay a commitment fee of 0.25% p.a. for the part of the seasonal credit which is not used.

Overdraft facility

The seasonal credit is made available on the account no. XXX.

The current conditions are:

Interest rate:          8.35% p.a.

The interest rate is variable. In case of a change in the circumstances on the money and capital market the Bank can increase or reduce the interest rate within the framework of § 315 BGB [Civil Code]. The Borrower shall be informed of the changes in the interest rates. The interest is settled monthly.

Time deposit

The interest rate for use of the loan based on a time deposit is oriented to the 3-month EURIBOR rate (Euro Interbank Offered Rate – base lending rate) plus 2.25 % p.a.

The Bank shall inform the Borrower of the respectively applicable interest rate.

The decisive base lending rate is the EURIBOR rate two bank working days before commencement of the interest period.

The interest is respectively due and payable at the end of an interest period.

Letter of credit

The settlement shall be carried out individually per order

Collection of payment

The Borrower hereby authorizes the Bank to debit his current account no. XXX with all payments which are to be made by him.

Term

The seasonal credit is made available from 1 October 2008 to 28 February 2009.

If the loan is taken out on a current account basis this shall apply irrespective of the daily maturity.

Collateralization

All collateral items to which the Bank is entitled collateralise all existing, future and conditional claims of the Bank from the business relationship with the Borrower insofar as not otherwise agreed in an individual case outside of this contract; this shall also apply to collateral items which are not listed here and which are liable based on the General Business Terms. In addition, the Borrower shall furnish the following collateral still to the Bank with separate agreements:

•                  Declaration of Internal Funds of Meade Instruments Europe Corp. (equity ratio of at least 30% of the balance sheet total and at least € 5,000,000.00)

The further regulations concerning collateralization according to Numbers 13 and 14 of the General Business Terms remain unaffected.

Disclosure of the financial circumstances

The Borrower shall upon request – if applicable also during the year – provide the Bank all information and make all documents available which the Bank requires for examining the income and asset circumstances. To this end the Borrower shall submit to the Bank e.g. its annual accounts, which shall be certified by an auditor, within 6 months after the balance sheet key date, if applicable in a provisional form. The Borrower shall further ensure that the Bank receives the annual accounts of the Meade Instruments Corp. within 6 months after the balance sheet key date. It shall also inform the Bank immediately of any changes of a legal or financial type which are suitable for having an essential influence on his asset or profit circumstances or those of a co-liable party.

Termination for an important reason

The Bank can terminate the credit for an important reason without observing a period of notice. An important reason is e.g. the non-compliance with the duty to disclose the financial circumstances. Incidentally, No. 19 Par. 3 of the General Business Terms of the Bank shall apply.

Miscellaneous

The Bank is entitled to assign the credit claim together with the collateral furnished or still to be furnished for this claim to another bank either in full or in part.

In addition the General Credit Terms and Conditions according to the framework loan agreement of 18 August 2006 as well as the enclosed General Business Terms (GBT) of the Bank shall apply.